UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

001-38352
(Commission File Number)

47-4116383
(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.

Senior Secured Notes

On March 21, 2019, Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation, (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a wholly owned indirect subsidiary of ADT Inc. (the “Company”), priced the previously announced offerings (the “Offerings”) of (i) $750.0 million aggregate principal amount of 5.250% first-priority senior secured notes due 2024 (the “2024 Notes”) and (ii)  $750.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”). The Offerings are expected to close on April 4, 2019, subject to customary closing conditions.

The Issuers intend to use the net proceeds from the Offerings to (i) repurchase or redeem, as the case may be, up to $1,000.0 million aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”) pursuant to the previously announced tender offer and conditional redemption and (ii) repay $500.0 million of outstanding term loans under the Issuer’s existing credit agreement.

The Notes are being offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements of the Securities Act and applicable laws.

On March 21, 2019, the Company issued a press release  announcing the pricing of the Offerings, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Annual General Meeting

The Company will hold its 2019 Annual Meeting of Stockholders on June 13, 2019. The record date for the meeting is April 22, 2019.  Further details regarding the meeting will be included in the notice and proxy materials delivered to the Company’s stockholders of record entitled to vote at the meeting and filed with the Securities and Exchange Commission. To be timely, pursuant to the Company’s Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any notice of business or nominations with respect to the 2019 Annual Meeting of Stockholders must be received by no later than 5:00 p.m., Eastern Time, on April 5, 2019. Any such stockholder proposal must be submitted in accordance with, and must comply with, the applicable rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Exchange Act and the Company’s Bylaws.

The information in this Item 7.01, including Exhibit 99.1, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act if such subsequent filing specifically references this Form 8-K.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Document

99.1	Press Release, dated March 21, 2019 announcing ADT Inc.’s Pricing of Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2019	ADT Inc.

	By:	/s/ David Smail
David Smail
Executive Vice President and Chief Legal Officer